Exhibit 10.3

OTC Equity Prepaid Forward Transaction Settlement Agreement

This Agreement (the “Agreement”) is entered into as of July 17, 2026 (the “Effective Date”) by and between SunPower Inc., a Delaware corporation (the “Counterparty”), and the Seller party hereto.

WHEREAS, the Counterparty and Seller entered into that certain confirmation regarding OTC Equity Prepaid Forward Transaction Agreement dated July 13, 2023 (the “Original Confirmation”), as amended through the Effective Date, including pursuant to the Fourth Amendment to OTC Equity Prepaid Forward Transaction dated July 15, 2025 (the Original Confirmation as so amended, the “Confirmation”).

WHEREAS, as of the Effective Date, Seller is the record and beneficial owner of 497,611 Shares.

WHEREAS, Seller and the Counterparty wish to confirm their agreement that the Settlement Amount Adjustment payable by Counterparty to Seller pursuant to the Confirmation is an amount equal to $995,222.00 minus the applicable amount of any Share sale proceeds pursuant to Section 2.2(a) (such amount, the “Agreed Settlement Amount Adjustment”).

WHEREAS, Seller and the Counterparty wish to mutually agree to the basis on which Seller shall sell Shares and offset any proceeds from such sales against the Agreed Settlement Amount Adjustment, with any remaining balance of the Agreed Settlement Amount Adjustment being settled through Amortization Payments (as defined below) made by the Counterparty, all in accordance with this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Defined Terms. Any capitalized terms not otherwise defined herein shall have the meaning set forth in the Confirmation.

2. Agreed Settlement Amount Adjustment; Payments.

2.1 Agreed Settlement Amount Adjustment. The parties hereby agree that the Settlement Amount Adjustment for all purposes under the Confirmation is the Agreed Settlement Amount Adjustment (i.e., $995,222.00), regardless of how the Settlement Amount Adjustment would otherwise have been determined and calculated pursuant to the Confirmation.

2.2 Allocation of Share Sale Proceeds.

(a) Any proceeds received by Seller from the sale of any Shares on or after the Effective Date, including from the sale of any Settlement Shares (as defined below), shall be applied as a reduction of the Agreed Settlement Amount Adjustment, as follows: (i) where Shares are sold at a price equal to or greater than the 15-day VWAP Price as of the Valuation Date (the “Threshold Price”), the Threshold Price per Share shall reduce the Agreed Settlement Amount Adjustment, and any proceeds in excess of the Threshold Price per Share shall accrue solely to Seller; and (ii) where Shares are sold below the Threshold Price per Share, only the actual proceeds received by Seller shall be applied toward reducing the Agreed Settlement Amount Adjustment.

(b) On or before 4:00 p.m., New York Time, each Friday following the Effective Date, Seller agrees to provide the Counterparty with a report (which may be provided by e-mail) detailing the number of Shares sold, the sales prices, and the corresponding reduction to the Agreed Settlement Amount Adjustment, if any, pursuant to Section 2.2(a). No further reports shall be required once the entire Agreed Settlement Amount Adjustment has been settled in full, either through cash amortization payments pursuant to Section 2.3, as a result of reduction pursuant to this Section 2.2(a), or a combination of the foregoing.

2.3 Amortization Payments. Cash-based amortization of the Agreed Settlement Amount Adjustment shall commence on October 31, 2026, and on or before such date the Counterparty shall pay Seller an initial amortization payment of $50,000. Thereafter, the Counterparty shall make monthly amortization payments of $50,000 on or before the last business day of each calendar month until the Agreed Settlement Amount Adjustment has been settled in full, either through cash amortization payments pursuant to this Section 2.3, as a result of reduction pursuant to Section 2.2(a), or a combination of the foregoing.

3. Delivery and Issuance of Settlement Shares.

3.1 Issuance of Settlement Shares. On the Effective Date, the Counterparty shall issue to Seller 1,161,093 Shares (the “Settlement Shares”) by delivery of written instructions to its transfer agent to issue the Settlement Shares.

3.2 Return of Settlement Shares. If, at such time as the entire Agreed Settlement Amount Adjustment has been settled in full, either through cash amortization payments pursuant to Section 2.3, as a result of reduction pursuant to Section 2.2(a), or a combination of the foregoing, any Settlement Shares remain unsold, within five business days thereafter, Seller shall return to the Counterparty or cause to be cancelled (at the direction of the Counterparty) such unsold Settlement Shares. Seller shall reasonably cooperate with the Counterparty with respect to any further instructions, stock powers or other documents reasonably required by the Counterparty’s transfer agent to effectuate the return or cancellation of unsold Settlement Shares pursuant to this Section 3.2.

4. Extinguishment of All Obligations Relating to Settlement Amount Adjustment under Confirmation. Notwithstanding anything to the contrary in the Confirmation, the parties hereto acknowledge and agree that the Counterparty’s sole remaining liability and obligations under the Confirmation relating to the Settlement Amount Adjustment is the payment of the Agreed Settlement Amount Adjustment pursuant to this Agreement, either through cash amortization payments pursuant to Section 2.3, as a result of reduction pursuant to Section 2.2(a), or a combination of the foregoing.

5. Supplement and Amendment to Confirmation. The Counterparty and Seller hereby agree that the Confirmation will be deemed for all purposes to have been supplemented, amended and modified by virtue of this Agreement to the extent any terms of this Agreement conflict with the Confirmation, in which case the terms of this Agreement shall control.

6. Counterparty Representations and Warranties. The Counterparty hereby makes the following representations and warranties to Seller and all such covenants, representations and warranties shall survive the consummation of the transactions under this Agreement.

6.1 Organization and Qualification. The Counterparty is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Counterparty has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Counterparty is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not reasonably be expected to have a material adverse effect on the Counterparty or the business of the Counterparty and its subsidiaries (a “Material Adverse Effect”).

6.2 Authorization; Binding Obligations. The Counterparty has all requisite corporate power to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Counterparty have been duly authorized by all necessary corporate action by the Counterparty and its Board of Directors, and no further filing, consent or authorization is required by the Counterparty, the Counterparty’s Board of Directors or its stockholders. This Agreement has been (or upon delivery will have been) duly executed and delivered by the Counterparty, and constitutes the legal, valid and binding obligation of the Counterparty, enforceable against the Counterparty in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting creditors’ rights and remedies generally.

6.3 Securities Law Exemption. Assuming the accuracy of the representations and warranties of Seller contained in this Agreement, the issuance by the Counterparty of the Settlement Shares pursuant to this Agreement are exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and are exempt from registration and qualification under the registration, permit, or qualification requirements of all applicable state securities laws.

6.4 Filings, Consents and Approvals. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority or self-regulatory organization required on the part of the Counterparty in connection with the execution, delivery and performance of this Agreement and the issuance of the Settlement Shares have been obtained or made. No shareholder approval is required pursuant to the rules of the Nasdaq Stock Market in connection with the execution, delivery or performance of this Agreement and the issuance of the Settlement Shares.

6.5 Issuance of Settlement Shares. The Settlement Shares have been duly authorized by the Counterparty and upon the issuance of the Settlement Shares in accordance with the terms of this Agreement, the Settlement Shares will be validly issued, fully paid and non-assessable and free from all liens with respect to the issuance thereof and shall not be subject to any preemptive, participation, rights of first refusal and similar rights. At the closing of the transactions under this Agreement on the Effective Date, the Settlement Shares shall be delivered in book-entry form by the Counterparty’s transfer agent with applicable restrictive legends.

6.6 Public Filings. From January 1, 2025 to the date of this Agreement, the Counterparty has filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”, and all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Counterparty included in the SEC Documents complied in all material respects with applicable accounting requirements of Regulations S-X and have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Counterparty as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

6.7 Legend Removal. If Seller transfers any Settlement Shares pursuant to an effective registration statement or in compliance with Rule 144 promulgated under the Securities Act (“Rule 144”) and delivers to the Counterparty a written request, which request, in the case of a transfer pursuant to Rule 144, certifies that Seller is not, and has not been at any time during the preceding three months, an affiliate (as defined in Rule 144 under the Securities Act) of the Counterparty, the Counterparty shall (a) cause all restrictive legends associated with such Settlement Shares to be removed, and use its commercially reasonable efforts to cause such removal within two business days of such request, and (b) use its commercially reasonable efforts to cause the transfer agent for the Settlement Shares to transfer such Settlement Shares to Seller’s prime brokerage account without the requirement that Seller deliver any ink-original or medallion stamped transfer or other forms.

7. Seller’s Representations and Warranties. Seller hereby makes the following representations and warranties to the Counterparty, and all such representations and warranties shall survive the consummation of the transactions under this Agreement:

7.1 Organization. Seller is duly organized, validly existing and (where applicable) in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as now conducted in all material respects and to own its material properties.

7.2 Authorization; Binding Obligations. Seller has the requisite right, power and authority to enter into this Agreement and to consummate the transactions in accordance with the terms of this Agreement. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions under this Agreement have been duly authorized by all necessary action by Seller, and no further filing, consent or authorization is required by Seller, its board of directors, board of managers (or similar governing board) or its equity holders. This Agreement has been (or upon delivery will have been) duly executed and delivered by Seller, and it constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting creditors’ rights and remedies generally.

7.3 No Conflicts. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions under this Agreement will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (a) Seller’s Certificate of Incorporation or Seller’s Bylaws (or other governing documents), all as amended and in effect on the date hereof, (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over Seller or any of its respective assets or properties, or (c) any agreement or instrument to which Seller is a party or by which Seller is bound or to which any of their respective assets or properties is subject, except, in the case of clause (b) or (c) above, for any such conflict, breach, violation or default that would not reasonably be expected to have a material adverse effect on the authority or the ability of Seller to perform its obligations under this Agreement.

7.4 Filings, Consents and Approvals. Seller is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by Seller of this Agreement, other than filings that have been made, or will be made, or consents that have been obtained, or will be obtained by Seller, and filings and consents the absence of which would not reasonably be expected to have a material adverse effect on the authority or the ability of Seller to perform its obligations under this Agreement.

7.5 Securities Representations.

(a) Except as otherwise disclosed to the Counterparty in writing, Seller is not, and has not been for the preceding three months, an affiliate (as defined in Rule 144 under the Securities Act) of the Counterparty. To its knowledge, Seller did not acquire any of the Shares, directly or indirectly, from an affiliate of the Counterparty.

(b) Seller is an “accredited investor” as defined in Regulation D under the Securities Act with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of the transactions contemplated by this Agreement. Seller is able to bear the economic risk of an investment in the Settlement Shares and, at the present time, is able to afford a complete loss of its investment.

(c) Seller is acquiring the Settlement Shares for its own account for investment without a view towards distribution thereof. Seller agrees not to reoffer or resell the Settlement Shares except pursuant to an exemption from registration under the Securities Act or pursuant to an effective registration statement thereunder.

7.6 Reliance on Exemptions. Seller understands that the Settlement Shares are being issued pursuant to this Agreement in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Counterparty is relying in part upon the truth and accuracy of, and Seller’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Seller set forth herein in order to determine the availability of such exemptions and the eligibility of Seller to acquire the Settlement Shares.

7.7 Disclosure of Information; Consultation with Counsel and Advisors. Seller has access to (including through the EDGAR system) and has had an opportunity to review the Annual Reports, Quarterly Reports, Current Reports, Proxy Statements and other filings and submissions made by the Counterparty with the SEC, including the “Risk Factors” contained therein. Seller acknowledges, confirms and agrees that: (a) Seller is a sophisticated institutional investor that is willing and able to conduct, and has conducted, a thorough investigation of the Settlement Shares, the Counterparty and the business and financial position of the Counterparty and its Subsidiaries (the “Counterparty Business”), (b) no prospectus, offering document or other disclosure document has been or will be prepared in connection with the transactions under this Agreement, (c) Seller has or has requested access to (including through the EDGAR system), and has had sufficient opportunity to evaluate, all information and documentation that it believes is necessary or appropriate in connection with its decision to enter into this Agreement, including such information with respect to the Counterparty and the Counterparty Business, (d) neither the Counterparty nor its representatives or advisors are responsible for any due diligence investigation on Seller’s behalf or any information or document delivered in connection with this Agreement (including, without limitation, with respect to the Counterparty Business) other than the SEC Documents, (e) Seller is not relying upon any representations, expressed or implied, with respect to the transactions contemplated by this Agreement, except those expressly set forth in Section 7 of this Agreement, (f) Seller has consulted its own independent advisors with regard to, without limitation, the legal, regulatory, tax, business, investment, financial, accounting, currency and other economic considerations related to the transactions under this Agreement and the risks associated with an investment in the Settlement Shares (including, without limitation, with respect to the Counterparty Business), (g) Seller has made its own investment, hedging and trading decisions based upon its own judgment and upon advice from its own independent advisors and not upon any view expressed by the other person, and (h) Seller is acquiring the Settlement Shares with a full understanding of the terms, conditions and risks thereof including, but not limited to, counterparty risk, country risk, price risk and liquidity risk, and Seller is capable of and willing to assume those risks. Seller has been represented by such legal and tax counsel and other counsel and advisors selected by Seller as Seller has found necessary to consult concerning this transaction, to review and evaluate the tax, economic and other ramifications of the transactions contemplated by this Agreement.

7.8 Tax Consequences. Seller acknowledges that the transactions contemplated by this Agreement may involve tax consequences to Seller, and that the contents of this Agreement do not constitute tax advice. Seller acknowledges that it has not relied on and will not rely upon the Counterparty with respect to any tax consequences related to the transactions contemplated by this Agreement. Seller assumes full responsibility for all such consequences and for the preparation and filing of any tax returns and elections which may or must be filed in connection with the transactions contemplated by this Agreement.

7.9 Full Satisfaction of Obligations. Seller acknowledges that upon the full issuance of the Settlement Shares, the obligations of the Counterparty to Seller under the Confirmation shall have been satisfied in full (other than such terms set forth in the Confirmation that expressly survive the settlement of the parties’ obligations under the Confirmation).

8. Registration Rights.

8.1 The Counterparty agrees that, within five business days following the Effective Date (the “Filing Date”), the Counterparty will file with the SEC, at the Counterparty’s sole cost and expense, a registration statement on Form S-1 (the “Registration Statement”), registering the resale of the Settlement Shares held by Seller as of two business days prior to such filing (the “Registrable Securities”), and the Counterparty shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the 10th business day after the date the Counterparty is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Date”); provided, however, that the Counterparty’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Seller furnishing a completed and executed selling securityholder questionnaire in customary form to the Counterparty that contains the information required by SEC rules for a Registration Statement regarding Seller, the securities of the Counterparty held by Seller and the intended method of disposition of the Registrable Securities (which shall be limited to non-underwritten public offerings) to effect the registration of the Registrable Securities, and Seller shall execute such documents in connection with such registration as the Counterparty may reasonably request that are customary of a selling securityholder in similar situations. For purposes of clarification, any failure by the Counterparty to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Counterparty of its obligations to file or effect the Registration Statement as set forth above in this section. Notwithstanding the foregoing, if the SEC prevents the Counterparty from including any or all of the Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of Shares by the applicable securityholder or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the SEC. In such event, the number of Shares to be registered for each selling securityholder named in the Registration Statement shall be reduced pro rata among all such selling securityholders. Unless required under applicable laws and SEC rules, in no event shall Seller be identified as a statutory underwriter in the Registration Statement; provided, that if Seller is required to be so identified as a statutory underwriter in the Registration Statement, Seller will have an opportunity to withdraw its Registrable Securities from the Registration Statement.

8.2 The Counterparty shall use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Counterparty determines to obtain, continuously effective with respect to Seller, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Seller ceases to hold any Registrable Securities and (ii) the date all Registrable Securities held by Seller may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Counterparty to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable).

8.3 Notwithstanding anything herein to the contrary, the Counterparty may suspend the use of any prospectus (a “Prospectus”) included in any Registration Statement contemplated by this Section in the event that the Counterparty’s Board of Directors determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Counterparty, the disclosure of which at the time is not, in the good faith opinion of the Counterparty’s Board of Directors, in the best interests of the Counterparty or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Registration Delay”); provided, that the Counterparty shall promptly (a) notify Seller in writing of the commencement of and the reasons for an Allowed Registration Delay, but shall not (without the prior written consent of Seller) disclose to Seller any material non-public information giving rise to an Allowed Registration Delay, (b) advise Seller in writing to cease all sales under the Registration Statement until the end of the Allowed Registration Delay and (c) use commercially reasonable efforts to terminate an Allowed Registration Delay as promptly as practicable.

8.4 Each of the following events shall constitute a “Registration Default”: (a) the Registration Statement is not filed with the SEC on or before the Filing Date, or (b) the Registration Statement has not been declared effective on or before August 14, 2026. Upon the occurrence of a Registration Default, the Company shall pay to Seller in cash an amount equal to 1.0% of the Agreed Settlement Amount Adjustment for each 15-day period (or pro rata portion thereof) during which such Registration Default continues (the “Registration Default Payments”), which shall payable within 10 business days after the end of each such 15-day period. The Registration Default Payments represent a reasonable estimate of the damages resulting from a Registration Default and shall not be construed as a penalty. Payment of Registration Default Payments shall not relieve the Company of its obligation to file or maintain the effectiveness of the Registration Statement.

8.5 All provisions set forth in the Confirmation (including any amendments thereto) relating to registration rights are hereby amended and restated by this Section 8.

9. Miscellaneous Provisions.

9.1 Fees and Expenses. Each party hereto shall pay its own costs and expenses in connection with this Agreement, including all fees and expenses of legal counsel, accountants, financial advisors, agents and representatives.

9.2 Entire Agreement. This Agreement, together with its exhibits and schedules, contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified; (b) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (c) five (5) days after having been sent to a U.S. address by registered or certified mail, return receipt requested, postage prepaid; (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery to a U.S. address, with written verification of receipt; or (e) three (3) business days after deposit with an internationally recognized expedited delivery service provider, freight prepaid for delivery to a non-U.S. address, specifying next available business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature pages hereto, as the case may be, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 9.4. If notice is given to the Counterparty, a copy (which shall not constitute notice) shall also be sent to Arnold & Porter Kaye Scholer LLP, 250 West 55th Street, New York, NY 10019, Attention: Michael Penney.

9.5 Amendments and Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Counterparty and Seller or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

9.6 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

9.7 Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

9.8 Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

9.9 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon Seller and the Counterparty and their respective successors, permitted assigns and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision contained in this Agreement, this Agreement and all conditions and provisions hereof being intended to be and being the sole and exclusive benefit of such persons and for the benefit of no other person. No purchaser of any Shares from Seller shall be deemed a successor because of such purchase. No party to this Agreement may assign this Agreement or its rights or obligations hereunder without the prior written consent of the other party hereto.

9.10 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

9.11 Survival. The representations, warranties and covenants of the Counterparty and Seller contained herein shall survive the consummation of the transactions under this Agreement.

9.12 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the City and County of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

9.13 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

9.14 Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.15 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party hereto.

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IN WITNESS WHEREOF, Seller and the Counterparty have executed this Agreement as of the Effective Date.

COUNTERPARTY:

SUNPOWER INC.

By:	/s/ Tom Kowalczuk
	Name:	Tom Kowalczuk
	Title:	Chief Financial Officer

IN WITNESS WHEREOF, Seller and the Counterparty have executed this Agreement as of the Effective Date.

SELLER:

Sandia Investment Management LP, on behalf of

Diametric True Alpha Enhanced Market Neutral Master Fund, LP

Diametric True Alpha Neutral Master Fund, LP

By:	/s/ Timothy Sichler
	Name:	Timothy Sichler
	Title:	Chief Investment Officer